UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 13, 2008

ALFA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11773	63-0838024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 East South Boulevard P.O. Box 11000, Montgomery, Alabama	36191-0001
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (334) 288-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On March 7, 2008, notices were sent to participants in the Alfa Mutual Insurance Company 401(k) Savings and Profit Sharing Plan (the “Plan”) informing them that pursuant to the proposed merger of Alfa Corporation (the “Company”), under which the Company will become a wholly owned subsidiary of Alfa Mutual Insurance Company and Alfa Mutual Fire Insurance Company, the Alfa stock fund will no longer be available as an investment option under the Plan. This notice indicated that, as a result of the proposed merger and the resulting conversion of shares held in the stock fund, the stock fund will be frozen beginning at 4 p.m. Eastern time on April 10, 2008, and ending the week of April 21, 2008 (the “Blackout Period”). In addition, all accounts under the Plan, whether or not involving the stock fund, will be blacked out for one business day during the week of April 21, 2008. On this day, Plan participants will temporarily be unable to conduct transactions such as loans, withdrawals, investment election changes or enrollments. It is expected that the Blackout Period will be completed no later than April 25, 2008.

In connection with the foregoing, on March 13, 2008, the Company sent a notice to its Section 16 officers and directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction). A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Notice sent to Alfa Corporation Directors and Section 16 Officers regarding a Blackout Period on March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFA CORPORATION

Date: March 13, 2008	By:	/s/ Stephen G. Rutledge
Stephen G. Rutledge
Senior Vice President, Chief Financial Officer and Chief Investment Officer